                                                                     Exhibit 3.3
                                                                     -----------

                             SUBSCRIPTION AGREEMENT

         This Subscription Agreement (this "Agreement") is made and entered into this ____ day of ______________, 1997, by and between Cardinal Realty Services, Inc., an Ohio corporation ("Purchaser"), and Lexreit Properties, Inc., an Ohio corporation ("Corporation"). The parties hereby agree as follows:

         1.       SUBSCRIPTION AND SALE.

                  1.1 SUBSCRIPTION. Purchaser hereby subscribes to purchase the number of shares of Common Stock, without par value ("Common Shares"), set forth in Section 1.2; and the number of shares of Class A Senior Preferred Stock without par value ("Senior Preferred Stock"), set forth in Section 1.2; at a purchase price of $______ per Common Share and $1,000 per share (the "Stated Value") of Senior Preferred Stock (collectively, the "Purchase Price"). The Purchase Price will be paid by Purchaser by (a) a contribution of cash, payable by wire transfer of legally available funds of Purchaser, in the amount of $999,000, and (b) a contribution of capital to Corporation, which capital contribution consists of the transfer by Purchaser to Corporation of Interest (as defined below) in each of the limited partnerships and limited liability companies (each, a "Partnership") that own the properties set forth on Schedule A, attached to this Agreement and incorporated herein by this reference (the "Contributed Properties," and each, a "Contributed Property"). "Interest" means
(a) an undivided sixty percent (60%) limited partner's interest, if the Partnership is a limited partnership, and (b) an undivided member's interest in the percentage amount set forth on Schedule A if the Partnership is a limited liability company.

                  1.2 ISSUANCE AND SALE. Subject to the terms and conditions of this Agreement, Corporation will issue and sell to Purchaser, and Purchaser will purchase, _________ Common Shares and 4,500 shares of Senior Preferred Stock.

         2. TERMS OF CAPITAL STOCK. The Common Shares have those express terms set forth in the Amended and Restated Articles of Incorporation of Corporation (the "Articles") and, in addition, will be subject to forfeiture and cancellation in the manner set forth in Section 7 of this Agreement. The Senior Preferred Stock has those express terms set forth in the Articles, as well as the additional terms set forth in this Agreement.

         3.       CLOSING DATE; DELIVERY; FURTHER ASSURANCES.

                  3.1 CLOSING DELIVERIES. The closing of the purchase and sale of the Common Shares and the Senior Preferred Stock ("Closing") shall be held on such date, and at such time and place, as are mutually agreed upon by the parties, and is subject to the approval of the shareholders of Purchaser of the distribution by Purchaser to Purchaser's shareholders of not less than 93% of the Common Shares purchased under this Agreement. Subject to the terms and conditions of this Agreement, (a) Purchaser will deliver to Corporation, or will have delivered prior to Closing, (i) a wire transfer of cash in the amount of $999,000, and (ii) an Assignment of

Limited Partner's and Member's Interests, in form and substance satisfactory to Corporation, transferring to Corporation the Interests, and (b) Corporation will deliver to Purchaser a certificate representing the number of Common Shares, and a certificate representing the number of shares of Senior Preferred Stock to be purchased by Purchaser from Corporation, as consideration for the capital contribution described above.

                  3.2 FURTHER TRANSFER; FURTHER ASSURANCES. Purchaser and Corporation acknowledge that Purchaser and Corporation will, concurrently with the Closing, execute and deliver that certain agreement of limited partnership ("Operating Partnership Agreement") of Cardinal Properties L.P., an Ohio limited partnership (the "Operating Partnership"); and will proceed to make the contributions to the capital of the Partnership contemplated by the Operating Partnership Agreement. The Operating Partnership Agreement will be in substantially the form attached hereto as Exhibit A. Pursuant to the terms of the Operating Partnership Agreement, Corporation will further assign substantially all of the Interests to the Operating Partnership in exchange for a sixty percent (60%) general partner's interest in the Operating Partnership and Purchaser will transfer (or will cause its subsidiary or affiliate to transfer), as its capital contribution to the Operating Partnership, substantially all remaining interests in the Partnerships (other than the general partner's or managing member's interests therein) not transferred to Corporation pursuant to the terms of this Agreement (which interests will be identified with particularity on a schedule or exhibit to the Operating Partnership Agreement). Purchaser, in its capacity as general partner or managing member of each of the Partnerships (or, as the sole equity owner of its subsidiary or affiliate that is the managing member or general partner, will cause such subsidiary or affiliate), hereby consents to all of the transactions contemplated by this Agreement and the Operating Partnership Agreement. Purchaser, in its capacity as general partner or managing member (or, as the sole equity owner of its subsidiary or affiliate that is the managing member or general partner, will cause such subsidiary or affiliate), together with the Operating Partnership and Corporation will take all such further steps, cause all things to be done and execute and deliver all such documents in form and substance mutually satisfactory to the Purchaser and Corporation in order to substitute Operating Partnership as a limited partner or member, as the case may be, of each of the Partnerships and effect all necessary governmental certificate or other filings required under the applicable laws of the states in which each Partnership is organized or qualified as soon as practicable following the Closing.

         4. REPRESENTATIONS AND WARRANTIES OF CORPORATION. Corporation represents and warrants to Purchaser as follows:

                  4.1 ORGANIZATION OF CORPORATION. Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with the requisite power and authority to carry on its business as proposed to be conducted. Corporation is not licensed or qualified to do business in any other jurisdiction, and the character and location of the Contributed Properties and the nature of its business does not require it to be so licensed or qualified.

                  4.2 POWER AND AUTHORITY. Corporation has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. All consents required to authorize the execution, delivery and performance of this Agreement by Corporation and the consummation by Corporation of the transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by Corporation and constitutes the legal, valid and binding obligation of Corporation enforceable against Corporation in accordance with its terms.

                  4.3 CAPITAL STOCK. At the Closing, the authorized capital stock of Corporation will consist of 2,500,000 Common Shares, 7,500 shares of Senior Preferred Stock and 500,000 preferred shares, without par value ("Preferred Shares"). Upon the consummation of the transactions contemplated by this Agreement, the Common Shares and the Senior Preferred Stock issued to Purchaser hereunder, together with the 100 Common Shares issued previously to Purchaser on April 4, 1997 (collectively, the "Shares"), will be the only shares of capital stock of Corporation issued and outstanding, and all of the Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of any lien, charge, encumbrance, mortgage, pledge, security interest, easement, option, right of first refusal, preemptive right, voting or stockholder's agreement or other restriction or claim of any nature whatsoever binding upon Corporation, other than as set forth in this Agreement.

                  4.4 BROKERS' AND FINDERS' AGREEMENTS. Corporation has not directly or indirectly entered into or otherwise become obligated under any contract or arrangement with any person or entity that would obligate Corporation or Purchaser to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated hereby.

         5. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND RESTRICTIONS ON TRANSFER. Purchaser represents and warrants to Corporation as follows:

                  5.1 ORGANIZATION AND GOOD STANDING. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio with the requisite corporate power and authority to carry on its business as currently conducted and as proposed to be conducted.

                  5.2 CORPORATE POWER; AUTHORIZATION. Purchaser has the requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary corporate action of Purchaser. This Agreement has been duly executed and delivered on behalf of Purchaser and constitutes a legal, valid and binding obligation of Purchaser.

                  5.3 NO CONFLICTS. None of the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation, or any loss of a material benefit under, any provision of the Articles or Regulations of Purchaser, or any contract, permit or law applicable to Purchaser or any of its properties or assets, the effect of which would be to prevent Purchaser from performing its obligations under this Agreement. No material consent, approval, order or authorization of, or registration, declaration or filing with, any governmental agency is required to be obtained or made in connection with the execution, delivery and performance of this Agreement by Purchaser or the consummation by Purchaser of the transactions contemplated hereby.

                  5.4 BROKERS' AND FINDERS' AGREEMENTS. Purchaser has not directly or indirectly entered into or otherwise become obligated under any contract with any person or entity that would obligate Purchaser or Corporation to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated hereby.

                  5.5 NO DETERMINATION OF FAIRNESS. Purchaser understands and acknowledges the fact that no federal or state agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement of the Senior Preferred Stock for investment.

                  5.6 NEWLY FORMED ISSUER. Purchaser recognizes that Corporation has only recently been organized and has no meaningful financial or operating history and, further, that the shares of Senior Preferred Stock, as an investment, involve a high degree of risk.

                  5.7 NO PUBLIC MARKET. Purchaser understands and acknowledges the fact that there is no public market for the shares of Senior Preferred Stock and that it may not be possible to readily liquidate its investment at any time.

                  5.8 NO RESALE OR DISTRIBUTION. This Agreement is made in reliance upon Purchaser's representation to Corporation that the shares of Senior Preferred Stock to be purchased by Purchaser will be purchased (a) for its own account entirely, and (b) for investment and not with a view to, or for resale in connection with, any distribution thereof. Purchaser further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Senior Preferred Stock. Purchaser represents that it has the full power and authority to enter into this Agreement.

                  5.9 NO REGISTRATION OF OFFERING. Purchaser understands and acknowledges that the offering of the Common Shares and the Senior Preferred Stock pursuant to this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any applicable blue sky or state securities law on the grounds that the offering and sale of securities contemplated by this Agreement are exempt from registration pursuant to Section 4(2) of the Securities Act and exempt from qualification pursuant to the Ohio Securities Act and that Corporation's reliance upon such exemptions and exceptions is predicated upon such Purchaser's representations set forth in this Agreement. Purchaser acknowledges and understands that, except as otherwise provided in this Agreement, the Senior Preferred Stock and the Common Shares which Purchaser retains following its distribution of Common Shares to Purchaser's shareholders (the "Retained Common Shares") must be held indefinitely unless the Senior Preferred Stock and/or the Retained Common Shares are subsequently registered under the Securities Act and applicable blue sky and state securities laws or an exemption from such registration is available.

                  5.10 RESTRICTIONS ON DISTRIBUTION. Purchaser understands and acknowledges all restrictions imposed by Corporation on the further distribution of the shares of Senior Preferred Stock and the Retained Common Shares, including, but not limited to, any restrictive legends appearing or to appear on the certificates for the shares of Senior Preferred Stock and the Retained Common Shares, required holding periods, stop transfer orders and optional redemption rights of Corporation.

                  5.11. LEGENDS. All Certificates for the Senior Preferred Stock and the Retained Common Shares shall bear legends to the following effect:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF SUCH LAWS, OR IF IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

                  (b) Any other legends required in the opinion of counsel to the Company or under applicable state blue sky laws.

                  5.12 RULE 144. Purchaser is aware of the adoption of Rule 144 by the Securities and Exchange Commission promulgated under the Securities Act, which permits limited public resales of securities acquired in a nonpublic offering, subject to the satisfaction of certain conditions. Purchaser understands that under Rule 144, the conditions include, among other things, the availability of certain current public information about the issuer and the resale occurring not less than one year after the party has purchased and paid for the securities to be sold. Corporation covenants that (a) at all times after Corporation first becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, Corporation will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and (b) at all such times as Rule 144 is available for use by Purchaser, Corporation will furnish Purchaser, upon request, with all information within the possession of Corporation required for the preparation and filing of Form 144.

         6.       COVENANTS OF CORPORATION.

                  6.1 CAPITAL STOCK. Corporation hereby covenants and agrees that so long as any shares of the Senior Preferred Stock remain outstanding, Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the shares of the Senior Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (a) authorize or create, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to or on a parity with the Senior Preferred Stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up; (b) amend, alter or repeal the provisions of the Articles, or of this Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Preferred Stock or the holders thereof; provided, however, that the creation or issuance of any other series of Preferred Shares, in each case ranking junior to the Senior Preferred Stock, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

                  6.2      CONTRIBUTIONS OF ADDITIONAL INTERESTS.

                  (a) Purchaser may, from time to time, contribute (i) those additional limited partner's interests in limited partnerships or (ii) not less than 100% of the issued and outstanding capital stock of special purpose corporations that own the properties set forth on Schedule B (collectively, "Additional Interests" and each, an "Additional Interest") to Corporation. In such event, and at the time of each such contribution, Corporation will issue to Purchaser shares of Senior Preferred Stock having a stated value of $1,000 per share of Senior Preferred Stock ("Stated Value"). The Stated Value of the shares of Senior Preferred Stock to be issued to Purchaser in exchange for Purchaser's contribution, from time to time, of the Additional Interests has been derived from the historical costs (as reflected in Purchaser's consolidated financial statements) of the properties set forth on Schedule B attached to this Agreement (the "Additional Properties") and the undivided, economic ownership interests in such Additional Properties represented by the corresponding Additional Interest, in each case, has the value ascribed to such Additional Interest as set forth on Schedule B attached to this Agreement and incorporated herein by this reference (in each case "Additional Interest Value").

                  (b) In the event Purchaser shall, from time to time, contribute an Additional Interest or Additional Interests to Corporation, as set forth in Section 6.2(a) above, notice of such contribution shall be given by first class mail, postage prepaid, mailed not less than 5 calendar days nor more than 60 calendar days prior to the date of such contribution to Corporation. Each such notice shall state: (i) the Additional Interest to be contributed; (ii) the date of the contribution (the "Contribution Closing Date"); and (iii) the Additional

         Interest Value of the Additional Interest(s), which will equal the Stated Value of the Senior Preferred Stock to be issued by Corporation to Purchaser in exchange therefor.

                  (c) On any and each Contribution Closing Date, (i) Purchaser will deliver to Corporation, (A) in the event that the Additional Interest is a limited partner's interest in a limited partnership, an Assignment of Limited Partner's Interest, and/or (B) in the event that the Additional Interest is the capital stock of a special purpose corporation, a stock power, each in form and substance satisfactory to Corporation, transferring to Corporation the Additional Interest or Additional Interests, and (C) a certificate duly executed by its authorized officer setting forth Purchaser's representation and warranty that to the best of Purchaser's knowledge, there has been no change to the underlying Additional Property or its operations from the date of this Agreement through and including the Contribution Closing Date that would have a material adverse effect on the free marketability, title or market value of the Additional Property and
         (ii) Corporation will deliver to Purchaser a certificate representing the number of shares of Senior Preferred Stock the Stated Value of which is equal to the Additional Interest Value of the Additional Interest(s).

                  (d) From and after the Contribution Closing Date, dividends on the shares of Senior Preferred Stock so issued shall commence to accrue. Said shares shall be deemed to be outstanding and shall have the same express terms as the shares of Senior Preferred Stock issued prior to any Contribution Closing Date.

                  (e) No Contribution Closing Date will occur later than December 31, 1998.

                  6.3 DISTRIBUTIONS OF NET PROCEEDS. To the extent that Corporation receives net proceeds (as a distribution from the Operating Partnership or otherwise) as a result of each sale, or change of control of, any Contributed Property, Additional Property, Interest or Additional Interest (collectively, "Net Proceeds"), it must first apply such Net Proceeds, subject only to amounts reasonably reserved by the Board of Directors, in its reasonable discretion, for a specified business purpose, to the payment of all accumulated and unpaid dividends outstanding on the Senior Preferred Stock (or, if insufficient Net Proceeds are available for distribution, pro rata among each outstanding share of Senior Preferred Stock) to the holders of Senior Preferred Stock. Any remaining Net Proceeds will be distributed by Corporation, 75% to the holders of Senior Preferred Stock (each, a "Distribution of Remaining Net Proceeds"), with the remaining 25% of the Net Proceeds available for distribution to the holders of Company Common Stock. The amount of such Distribution of Remaining Net Proceeds will be applied to the optional redemption and accordingly, reduce, on a dollar for dollar basis, the liquidation preference of the Senior Preferred Stock, as set forth in the Articles. Corporation, in effecting such Distribution of Remaining Net Proceeds, will comply with the provisions of Corporation's Articles as then in effect concerning Corporation's redemption of shares of Senior Preferred Stock.

         7. FORFEITURES. Certain of the Common Shares issued which Purchaser intends to distribute to its shareholders will be subject to a risk of forfeiture. In the event that any such Common Shares are forfeited pursuant to provisions for forfeiture, Purchaser, in order to avoid a "reconsolidation" of Purchaser and Corporation, will forfeit the number of Common Shares held by Purchaser (the "Forfeited Shares") necessary to prevent Purchaser from holding greater than 7% of the Common Shares then issued and outstanding. At any such time as a holder of Common Shares shall forfeit any such Common Shares (a "Third Party Forfeiture"), Purchaser will provide notice to Corporation of (a) the date that such Third Party Forfeiture will be effective, and (b) the number of Common Shares to be forfeited in the Third Party Forfeiture. Corporation will thereupon notify Purchaser of the total number of Common Shares then issued and outstanding. Purchaser will then forfeit the Forfeited Shares, such forfeiture to be effective as of the date and time upon which the Third Party Forfeiture is effective.

         8. CONSENT TO CERTAIN TRANSACTIONS. Purchaser covenants and agrees with Corporation that Purchaser will not (and will not permit any of its subsidiaries or affiliates to), without first obtaining Corporation's written consent EXCEPT in the event that the maturity of a mortgage loan secured by the affected Contributed Property is accelerated for any reason, in which case Corporation's consent is not required, in its (or their) capacity as general partner or managing member of any Partnership, effect the (a) mortgage refinancing of any Contributed Property prior to the maturity of an outstanding mortgage loan secured by the affected Contributed Property (whether scheduled or by virtue of acceleration), (b) expansion and/or improvement involving a capital expenditure or capital expenditures (as determined in accordance with GAAP) involving in excess of $75,000 in any calendar year, or (c) the sale, of any Contributed Property (or any controlling interest therein).

         9. MISCELLANEOUS.

                  9.1 WAIVERS AND AMENDMENTS. This Agreement or any provision hereof may be amended, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the amendment, waiver, discharge or termination is sought.

                  9.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Ohio, without regard to principles of conflicts of law.

                  9.3 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of Corporation pursuant hereto or in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by Corporation hereunder as of the date of such certificate of instrument.

                  9.4 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions whereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

                  9.5 NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first class mail, postage prepaid, addressed

         (a)      if to Purchaser, to:

                  Cardinal Realty Services, Inc.
                  6954 Americana Parkway
                  Reynoldsburg, Ohio 43068
                  Attention: Secretary

         (b)      if to Corporation, to:

                  Lexreit Properties, Inc.
                  The Huntington Center
                  41 South High Street, 24th Floor
                  Columbus, Ohio 43215
                  Attention: Treasurer

or at such other address as either party shall have furnished to the other in writing.

                  9.6 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

                  9.7 EXPENSES. If the transactions contemplated hereby are consummated, Corporation will pay all fees, expenses and disbursements, including, without limitation, reasonable attorneys' and accountants' fees and disbursements, incurred in anticipation of the Closing of the transactions contemplated by this Agreement.

                  9.8 TITLES AND SUBTITLES. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.

                                        CARDINAL REALTY SERVICES, INC.

                                        By:
                                            --------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                               -----------------------------

                                        LEXREIT PROPERTIES, INC.

                                        By:
                                            --------------------------------
                                        Name:
                                              ------------------------------
                                        Title:
                                               -----------------------------

                                   Schedule A

==============================================================================================================================
                                                                                            Limited Partner
================================================================================================================================
                                                                                              Contributed           Additional
-------------------------------------------------------------------------------------------------------------------------------
                                                                                Property      Interest (or           Interest
-------------------------------------------------------------------------------------------------------------------------------
                Partnership/Limited Liability Company Name                         No.      Member's Interest)         Value
===============================================================================================================================

-------------------------------------------------------------------------------------------------------------------------------
Acadia Court Apartments of Bloomington, II, Ltd.                                  1810         54.6%                 317,650.24
-------------------------------------------------------------------------------------------------------------------------------
Almondtree Apartments of Columbus, Ltd.                                           1439         54.6%                  61,866.71
-------------------------------------------------------------------------------------------------------------------------------
Amesbury Apartments of Columbus, Ltd.                                             1824         59.4%                  56,021.33
===============================================================================================================================
Apple Ridge Apartments of Circleville, Ltd.                                       1377         59.4%                 108,263.63
-------------------------------------------------------------------------------------------------------------------------------
Applegate Apartments of Delaware County, II, Limited Partnership                  1889         59.4%                 379,690.15
-------------------------------------------------------------------------------------------------------------------------------
Aragon Woods Apartments of Marion County, Ltd.                                    1880         54.6%                 163,521.54
===============================================================================================================================
Ashford Hill Apartments of Reynoldsburg, Ltd.                                     1814         54.6%                  21,149.31
-------------------------------------------------------------------------------------------------------------------------------
Bel Aire Apartments, II, Ltd.                                                     2469         54.6%                       0
-------------------------------------------------------------------------------------------------------------------------------
Cardinal E.P., Limited Partnership                                                1839         54.6%                 285,218.39
===============================================================================================================================
Cedar Hill Apartments of Knoxville, Ltd.                                          3166         59.4%                 355,780.46
-------------------------------------------------------------------------------------------------------------------------------
Cedargate Apartments of Bowling Green, II, Ltd.                                   1838         54.0%                 296,914.14
-------------------------------------------------------------------------------------------------------------------------------
Cedarwood Apartments of Lexington, III, Ltd.                                      1816         54.6%                 189,692.96
===============================================================================================================================
Cedarwood Apartments of Lexington, II, Ltd.                                       1750         59.4%                 146,931.25
-------------------------------------------------------------------------------------------------------------------------------
Centre Lake Apartments, III, Ltd.                                                 2519         54.6%                 245,019.14
-------------------------------------------------------------------------------------------------------------------------------
Cherry Glen Apartments of Marion County, II, Limited Partnership                  1908         54.0%                 200,981.52
===============================================================================================================================
Cherry Glen Apartments of Marion County, Limited Partnership                      1846         54.6%                  55,758.61
-------------------------------------------------------------------------------------------------------------------------------
Cherry Tree Apartments of Baltimore County, Ltd.                                  4109         54.6%                 531,838.40
-------------------------------------------------------------------------------------------------------------------------------
Clearwater Apartments of Eastlake LLC                                             1871         59.4%                  91,977.93
===============================================================================================================================
Dogwood Glen Apartments of Marion County, Limited Partnership                     1843         59.4%                 281,237.62
-------------------------------------------------------------------------------------------------------------------------------
Garden Court Apartments of Monroe County, Limited Partnership                     1986         54.6%                 354,786.43
-------------------------------------------------------------------------------------------------------------------------------
Garden Terrace Apartments, Ltd.                                                   2208         54.0%                 216,712.80
===============================================================================================================================
Glenview Apartments of Huntsville, Ltd.                                           3175         54.6%                       0
-------------------------------------------------------------------------------------------------------------------------------
Glenwood Village Apartments of Macon, Ltd.                                        3190         54.0%                 175,935.24
-------------------------------------------------------------------------------------------------------------------------------
Harvest Grove Apartments of Columbus, Ltd.                                        1869         54.0%                 221,600.34
===============================================================================================================================
Hayfield Park Apartments of Boone County, Ltd.                                    1833         59.4%                 368,176.05
-------------------------------------------------------------------------------------------------------------------------------
Heathmoore Apartments of Wayne County, Limited Partnership                        1690         59.4%                 255,674.83
-------------------------------------------------------------------------------------------------------------------------------
Hidden Acres Apartments, Ltd.                                                     2515         59.4%                 195,013.76
===============================================================================================================================
Holly Sands Apartments, II, Ltd.                                                  2526         59.4%                 187,337.50
-------------------------------------------------------------------------------------------------------------------------------
Hunter Glen Apartments of Springfield, Limited Partnership                        1863         54.6%                 147,308.62
-------------------------------------------------------------------------------------------------------------------------------
Indian Lake Apartments of Atlanta, Ltd.                                           3209         54.6%               1,668,156.67
===============================================================================================================================
Kings Colony Apartments, Ltd.                                                     3532         54.6%                 184,527.25
-------------------------------------------------------------------------------------------------------------------------------
Lakeshore Apartments of Ft. Oglethorpe, Ltd.                                      3174         59.4%                 123,527.05
-------------------------------------------------------------------------------------------------------------------------------
Laurel Glen Apartments of Acworth, Ltd.                                           3171         59.4%                 449,038.46
===============================================================================================================================
Lindendale Apartments of Columbus, Limited Partnership                            1909         54.0%                 246,372.30
-------------------------------------------------------------------------------------------------------------------------------
Marabou Mills Apartments of Indianapolis LLC                                      1822         79.0%                 439,209.19
-------------------------------------------------------------------------------------------------------------------------------
Marabou Mills Apartments of Marion County, III, Limited Partnership               1982         59.4%                 174,137.04
===============================================================================================================================
Marsh Landing Apartments, II, Ltd.                                                3496         54.0%                  14,585.94
-------------------------------------------------------------------------------------------------------------------------------
Meadowood Apartments of Indianapolis, II, Ltd.                                    1809         54.6%                  68,968.54
-------------------------------------------------------------------------------------------------------------------------------
Merrifield Apartments of Wicomico County, Limited Partnership                     4133         54.6%                 315,352.67
===============================================================================================================================
Miguel Place Apartments, Ltd.                                                     2543         59.4%                 174,540.37
-------------------------------------------------------------------------------------------------------------------------------
Newberry Apartments of Eaton County, II, Ltd.                                     1885         54.0%                  37,019.16
-------------------------------------------------------------------------------------------------------------------------------
Oak Gardens Apartments, Ltd.                                                      2587         54.6%                  63,452.30
===============================================================================================================================
Pickerington Meadows Apartments of Pickerington, II, Limited Partnership          5886         59.4%                 130,593.87
-------------------------------------------------------------------------------------------------------------------------------
Ravenwood Apartments of Mauldin, Ltd.                                             3208         54.0%                 137,910.06
-------------------------------------------------------------------------------------------------------------------------------
Red Deer Apartments of Fairborn, II, Limited Partnership                          1935         54.6%                 346,911.47
===============================================================================================================================
Ridgewood Apartments of Elkhart, II, Ltd.                                         1898         54.6%                 376,479.56
===============================================================================================================================

===============================================================================================================================
Ridgewood Apartments of Elkhart, Ltd.                                             1672         58.8%                 151,767.50
-------------------------------------------------------------------------------------------------------------------------------
River Glen Apartments of Reynoldsburg, II, LLC                                    1966         59.4%                  91,090.49
===============================================================================================================================
Rosewood Commons Apartments of Indianapolis, II, Limited Partnership              1895         54.6%                 230,299.52
-------------------------------------------------------------------------------------------------------------------------------
Sherbrook Apartments of Allegheny County, Ltd.                                    1877         54.6%                 504,700.01
-------------------------------------------------------------------------------------------------------------------------------
Sky Pines Apartments, II, Ltd.                                                    2512         54.6%                          0
===============================================================================================================================
Spicewood Apartments of Indianapolis, Ltd.                                        1786         54.6%                  58,827.68
-------------------------------------------------------------------------------------------------------------------------------
Springbrook Apartments of Anderson, Ltd.                                          3173         59.4%                 157,498.51
-------------------------------------------------------------------------------------------------------------------------------
Suffolk Grove Apartments of Grove City, II, Limited Partnership                   1936         54.6%                 234,508.09
===============================================================================================================================
Sunset Way Apartments, II, Ltd.                                                   2580         54.6%                          0
-------------------------------------------------------------------------------------------------------------------------------
Sunset Way Apartments, Ltd.                                                       2527         54.6%                 232,737.96
-------------------------------------------------------------------------------------------------------------------------------
The Willows Apartments of Delaware, III, Limited Partnership                      1937         59.4%                 101,469.46
===============================================================================================================================
The Willows Apartments, Ltd.                                                      1389         54.0%                 200,580.30
-------------------------------------------------------------------------------------------------------------------------------
Thymewood Apartments, II, Ltd.                                                    2455         54.6%                 184,994.08
-------------------------------------------------------------------------------------------------------------------------------
Valleybrook Cardinal, LLC                                                         3188         79.0%                 687,840.36
===============================================================================================================================
Willow Lakes Apartments of Spartanburg, Ltd.                                      3189         59.4%                 179,073.77
-------------------------------------------------------------------------------------------------------------------------------
Willowood Apartments of Columbus, II, Limited Partnership                         1917         54.6%                 239,451.03
-------------------------------------------------------------------------------------------------------------------------------
Willowood Apartments of Trotwood, II, Limited Partnership                         1841         54.6%                  62,805.29
===============================================================================================================================
Windwood Apartments, Ltd.                                                         2137         54.0%                  42,557.94
-------------------------------------------------------------------------------------------------------------------------------
Winthrop Court Apartments of Columbus, II, Ltd.                                   1806         59.4%                  89,552.03
-------------------------------------------------------------------------------------------------------------------------------
Woodlands Apartments of Zelienople, II, Limited Partnership                       1914         54.6%                 236,050.00
===============================================================================================================================

                                   Schedule B

                                                                                              Limited Partner
==================================================================================================================================
                                                                                                Contributed             Additional
----------------------------------------------------------------------------------------------------------------------------------
                                                                          Property               Interest                Interest
----------------------------------------------------------------------------------------------------------------------------------
                    Partnership/Limited Liability Company Name               No.       (or Percentage Stock Interest)      Value
==================================================================================================================================

Bradford Place Apartments of St Clair County, Limited Partnership           1825                    54.6%               118,496.20
----------------------------------------------------------------------------------------------------------------------------------
CRSI SPV 30231, Inc. d/b/a Walker Place Apartments of Dallas                3231                   100.0%                        0
----------------------------------------------------------------------------------------------------------------------------------
CRSI SPV 35, Inc. d/b/a Marabou Mills Apartments of Marion County II        5910                   100.0%               574,694.00
==================================================================================================================================
CRSI SPV 50903, Inc. d/b/a Brunswick Apartments of Monongalia County II     5903                   100.0%                        0
----------------------------------------------------------------------------------------------------------------------------------
CRSI SPV 50906, Inc. d/b/a Amesbury Apartments of Columbus II               5906                   100.0%               108,599.00
----------------------------------------------------------------------------------------------------------------------------------
CRSI SPV 50951, Inc. d/b/a Harvest Grove Apartments of Columbus II          5951                   100.0%                87,379.00
==================================================================================================================================
CRSI SPV 59, Inc. d/b/a River Glen Apartments of Reynoldsburg               1887                   100.0%               378,874.00
----------------------------------------------------------------------------------------------------------------------------------
CRSI SPV 96, Inc. d/b/a Laurel Bay Apartments of Washtenaw County           1039                   100.0%               536,636.00
----------------------------------------------------------------------------------------------------------------------------------
Forest Glen Apartments, Ltd.                                                2462                    54.6%               269,288.29
==================================================================================================================================
Forsythia Court Apartments of Harford County, II, Limited Partnership       4111                    54.6%                        0
----------------------------------------------------------------------------------------------------------------------------------
Oakwood Village Apartments, Ltd.                                            2482                    54.6%               131,392.72
==================================================================================================================================

                                     Page 1